UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2012
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14400 North 87th Street Scottsdale, Arizona (Address of principal executive offices)	85260-3649 (Zip Code)

(480) 308-3000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 10, 2012, JDA Software Group, Inc. ("the Company") announced that the Audit Committee of the Company’s Board of Directors, after discussions with the Company’s management and its independent registered public accounting firm, Deloitte & Touche, LLP, concluded that as a result of its ongoing internal review of the matters associated with the previously disclosed SEC investigation related to certain revenue recognition policies and the application of these policies during the fiscal years 2008 to 2011, the Company will restate its financial statements. The Company is determining the specific adjustments and quantifying the revisions that need to be made to each of the periods affected. Based on the review to date, the Company anticipates making adjustments related to software license revenue for certain transactions linked to associated services agreements that should have been recognized when the services agreements were signed, as opposed to at the time that the license agreement was signed. Accordingly, the license revenue will generally be deferred from the quarter originally recognized, into the immediately subsequent quarter, when the services agreement was signed. Additionally, the Company is continuing to evaluate certain software license contracts recorded in 2009 and 2010 that included a clause protecting customers from discontinued products to determine if that language implies a future deliverable and the vendor specific objective evidence for Cloud Services in 2008 through 2010 is being re-evaluated to determine if the Company has met the appropriate requirements to recognize revenue up front.

The Company concluded on April 10, 2012 that as a result of the restatement, the financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, its Quarterly Reports on Form 10-Q for the subsequent fiscal quarters ended March 31, 2011, June 30, 2011, September 30, 2011 and related earnings releases filed on Form 8-K, should no longer be relied upon. In addition, the Company’s earnings release dated January 31, 2012, related to the year ended December 31, 2011, should no longer be relied upon. The Company, along with the Audit Committee's outside counsel and outside accountants continues to perform its review in order to conclude and quantify the impact. Additionally, the Company is continuing to evaluate its internal controls over financial reporting.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

99.1    Press Release dated April 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 10, 2012	JDA Software Group, Inc. By: /s/ Pete Hathaway Pete Hathaway Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press Release dated April 10, 2012